Exhibit 99.1

PROMISSORY NOTE

FOR VALUE RECEIVED, the Corporation promises to pay to the order of Parker Booth, the sum of Five Hundred and Eighty Thousand and Sixty ($ 580,060.00) Dollars, with annual interest at 5% on the unpaid balance.  In addition, Mr. Booth will receive an equity interest of 2,668,747 restricted shares of the Organic Alliance Inc.’s common stock. The full unpaid principal and any earned interest shall be fully due and immediately payable on December 31, 2010.

This Promissory Note is unsecured.

Upon failure to make payment within 15 days of demand, and should this note be turned over for collection, the undersigned shall pay all reasonable legal fees and costs of collection. All parties to this note waive presentment, demand, notice of non payment, protest and notice of protest, and agree to remain fully bound notwithstanding the release of any party or extension, indulgence, modification of terms, or discharge of any collateral for this note. The Corporation shall be liable under this note.

Signed this 21stday of April, 2010

In the presence of:

Parker Booth Lender	Organic Alliance, Inc Borrower
Agreed: /s/ Parker Booth	Agreed: /s/ Tom Morrison
Tom Morrison, Non-Executive Chairman